EXHIBIT 99

PRESS RELEASE OF PROVIDENT NEW YORK BANCORP

EXHIBIT 99

FOR IMMEDIATE RELEASE	Stock Symbol: PBNY
January 15, 2009	Traded on NASDAQ Global Select Market

PROVIDENT BANK CONTACT:

Paul A. Maisch, EVP & Chief Financial Officer

Miranda Grimm, VP & Controller

845.369.8040

PROVIDENT NEW YORK BANCORP: 7% INCREASE IN QUARTERLY EPS TO $0.16

MONTEBELLO, NY – January 15, 2009 – Provident New York Bancorp (Nasdaq-Global Select Market: PBNY), the parent company of Provident Bank, today announced first quarter results for the fiscal year ended September 30, 2009. Net income for the quarter was $6.3 million, or $0.16 per diluted share, compared to net income of $5.9 million, or $0.15 per diluted share for the first quarter of fiscal 2008.

Key items for the quarter include:

•

Net interest margin on a fully tax-equivalent basis was 4.0% for the first quarter of fiscal 2009 as compared to 3.74% for the first quarter of fiscal 2008, down from 4.16% for the linked quarter as prime based loans repriced down without comparable reduction in the cost of liabilities.

•

Deposits declined $91.1 million as year end short-term seasonal municipal deposits rolled off. Transaction accounts were $594.6 million at December 31, 2008 compared to $820.8 million at September 30, 2008, inclusive of $242.3 million in seasonal municipal tax deposits at September 30, 2008. Growth over fiscal year end 2008 levels was seen in the certificate of deposit category, which included $95.4 million in municipal certificates of deposits.

•	Loans grew $15.1 million over year-end 2008, mainly in the commercial sector, despite principal payments of $103.0 million.

•	Non-interest expense increased by 6.1% compared to the first quarter of 2008 while non-interest income grew 16.4% from gains on the sale of premises and equipment and securities.

•	The quarter’s efficiency ratio continued to improve from 61.8% in the first quarter of fiscal 2008 to 60.2% in the current quarter.

•	Net charge-offs for the quarter were $2.0 million, compared to $1.0 for the linked quarter, and $764,000 for the first quarter of fiscal 2008.

•	The provision for loan loss was $2.5 million, compared to $2.1 million for the linked quarter and $700,000 for the first quarter of fiscal 2008.

President’s Comments

George Strayton, President and CEO, commented: “I’m pleased to report solid earnings for the quarter despite the continuing economic challenges facing the Hudson Valley and the nation. Although the housing down turn continues to stress the construction loan portfolio the charge-offs are concentrated in the community business sector of our loan portfolio, which led to additional provisions of $2.5 million for the current quarter. The growth in our business loan portfolio and consumer loan portfolio reflects our confidence in our lending practices, our quality customers and our resilient market area. I am also pleased to note that traditional credit standards and pricing metrics have returned to the market creating an opportunity for Provident to grow its balance sheet with appropriately priced assets. In addition, the growth in core deposits shows that our customers are confident with our Bank’s financial strength and stability. We continue to be a solid bank that is committed to maintaining and expanding our lending programs to benefit our customers and community while maintaining our strong capital position”.

Net Interest Income and Margin

First quarter fiscal 2009 compared with first quarter fiscal 2008

Net interest income was $25.0 million for the first quarter of fiscal 2009, a $2.7 million increase from the same quarter of fiscal 2008. The net interest margin on a tax-equivalent basis was 4.0% for the first quarter of fiscal 2009, compared to 3.74% for the prior year’s first quarter. Due to decreases in the federal funds target rate, the yield on loan balances declined 102 basis points. For the same period, the cost of interest-bearing deposits decreased 110 basis points to 1.56% and the cost of borrowings decreased 133 basis points to 3.17%. The tax-equivalent yield on investments decreased 3 basis points compared to the same quarter in 2008.

First quarter fiscal 2009 compared with linked quarter ended September 30, 2008

Net interest income decreased $491,000 from the quarter ended September 30, 2008. The tax-equivalent net interest margin decreased 16 basis points from 4.16% for the quarter ended September 30, 2008. As a result of the recent reductions in the federal funds target rate, the tax-equivalent yield on average interest-earning assets decreased by 25 basis points compared to the quarter ended September 30, 2008. The cost of average interest-bearing liabilities decreased 11 basis points from the same linked quarter end.

Non-Interest Income

First quarter fiscal 2009 compared with first quarter fiscal 2008

Non-interest income increased 16.4% to $5.8 million from the first quarter of fiscal 2008. Contributing to the increase were a $517,000 gain on the sale of premises and equipment, $331,000 in gains on sales of securities and increases in deposit service charges and fees of $116,000 or 3.8%. Title insurance and asset management fees decreased consistent with lower activity and asset valuation levels resulting from economic and market conditions.

First quarter fiscal 2009 compared with linked quarter ended September 30, 2008

Non-interest income increased 8.8% due to securities gains realized and the sale of premises and equipment that occurred during the first quarter of fiscal 2009.

Non-Interest Expense

First quarter fiscal 2009 compared with first quarter fiscal 2008

Non-interest expense increased 6.1% over the first quarter of fiscal 2008, due primarily to higher compensation and employee benefits partially offset by lower intangible amortization and professional fees. Compensation and employee benefits increased due to increased costs for employee related benefits, and additional employees hired, as the Company added resources to its municipal bank business and opened a branch location in Tarrytown, Westchester County, N.Y.

First quarter fiscal 2009 compared with linked quarter ended September 30, 2008

On a quarter-to-quarter basis, non-interest expense decreased by 1.4% with decreases seen in compensation and benefits, as well as all other categories with the exception of advertising and promotion, FDIC assessments and other non-interest expense.

Income Taxes

The Company’s effective tax rate was 30.7% for both the first quarter of fiscal 2009 and 2008. The Company’s effective tax rate for the linked quarter ended September 30, 2008 was 29.7%.

Key Balance Sheet Changes at December 31, 2008 vs. September 30, 2008

•	Gross loans grew $15.1 million to $1.7 billion, largely due to a 1.5% increase in commercial loans and a 1.4% increase in consumer loans.

•	Securities increased $10.9 million to $845.6 million, as the Company maintained collateral for municipal deposits.

•

Period-end deposits decreased $91.1 million at December 31, 2008, as compared to September 30, 2008, primarily due to the run-off of seasonal municipal deposits. This run-off was offset in part by increases in certificates of deposit of $140.6 million of which $95.4 million were municipal deposits and $45.2 million were retail deposits

Capital

Capital increased $17.8 million from September 30, 2008 to $417.0 million at December 31, 2008, due to a $3.8 million increase in the Company’s retained earnings to $142.5 million and stock based compensation transactions of $1.3 million. An increase in other comprehensive income of $12.6 million, added to the overall increase in capital. Stock repurchases were undertaken at lower levels than in recent quarters. As of December 31, 2008, 1,152,600 shares remain available for repurchase under the Company’s current stock repurchase program. Capital ratios remained strong with a Tier 1 capital ratio exceeding 8%.

Credit Quality

Net charge-offs for the quarter were $2.0 million (0.45% of average loans on an annualized basis) compared to $1.0 in the prior linked quarter and $764,000 for the quarter ended December 31, 2007. Losses continue to be concentrated in the credit-scored community business loan portfolio. Net charge-offs in the community business loan portfolio for the first quarter were $1.5 million on average outstandings of $107.3 million. During the quarter the Company provided $2.5 million in loan loss provisions, which was $544,000 in excess of net charge-offs. This resulted in an increase in the allowance for loan losses to $23.6 million, or 1.35% of loans outstanding, and 131% of non-performing loans. The primary reasons for increasing the allowance for loan losses continue to be the growth in the commercial and industrial and construction loan portfolios and the general economic slowdown. Nonperforming loans increased $1.2 million in the first quarter to $18.0 million (1.03% of loans) compared to September 30, 2008, primarily in the area of commercial loans. Non performing assets increased $2.9 million to $19.8 million (0.68% of assets) at December 31, 2008 compared to September 30, 2008 as the company completed the foreclosure of a property for $1.7 million in addition to the increase in non performing loans.

Additional Information

Provident Bank has elected not to participate in the US Treasury Department’s Capital Purchase Program (“CPP”). Provident decided not to participate because we have a strong, well capitalized balance sheet and believes that we are positioned to withstand the current economic headwinds. The Company does not hold any preferred stock of either FNMA or FHLMC (Fannie Mae or Freddie Mac) and currently has 120 shares (with an original cost of less than $1,000) of FNMA common stock. The Company holds $32.2 million in Federal Home Loan Bank debentures of government sponsored enterprises in its securities portfolio, $579.5 million in mortgage backed securities issued by FHLMC and FNMA and approximately $9.5 million in private label CMO pass through securities, all of which are performing at December 31, 2008.

Note:

In addition to historical information, this earnings release may contain forward-looking statements for purposes of applicable securities laws. Any statements contained herein that are not statements of historical fact may be deemed to be forward-looking statements. Forward-looking statements are subject to numerous assumptions, risks and uncertainties. There are a number of important factors described in documents previously filed by the Company with the Securities and Exchange Commission, and other factors that could cause the Company’s actual results to differ materially from those contemplated by such forward-looking statements. The Company undertakes no obligation to publicly release the results of any revisions to those forward-looking statements which may be made to reflect events or circumstances after the date of this release or to reflect the occurrence of unanticipated events.

Headquartered in Montebello, New York, Provident Bank is an independent full-service community bank. Provident Bank operates 33 branches that serve the Hudson Valley region and Bergen County, New Jersey. The bank offers a complete line of commercial, retail and investment management and trust services. Visit the Provident Bank web site at www.providentbanking.com.

Provident New York Bancorp and Subsidiaries

CONSOLIDATED CONDENSED STATEMENTS OF FINANCIAL CONDITION

(unaudited, in thousands, except share and per share data)

	December 31, 2008	September 30, 2008	December 31, 2007
Assets:
Cash and due from banks	$41,186	$125,810	$43,231
Total securities	845,578	834,701	816,287
Loans held for sale	485	189	—
Loans:
One- to four-family residential mortgage loans	510,991	513,381	500,172
Commercial real estate, commercial business and construction loans	983,504	969,432	909,404
Consumer loans	252,110	248,740	245,861

Total loans, gross	1,746,605	1,731,553	1,655,437
Allowance for loan losses	(23,645)	(23,101)	(20,325)

Total loans, net	1,722,960	1,708,452	1,635,112
Federal Home Loan Bank stock, at cost	29,156	28,675	33,949
Premises and equipment, net	37,226	36,716	31,338
Goodwill	160,861	160,861	161,154
Other amortizable intangibles	7,090	7,674	9,583
Bank owned life insurance	48,163	47,650	41,252
Other assets	28,846	33,643	27,436

Total assets	$2,921,551	$2,984,371	$2,799,342

Liabilities:
Deposits
Demand deposits	$380,466	$487,890	$364,306
NOW deposits	214,093	332,904	153,292

Total transaction accounts	594,559	820,794	517,598
Savings	336,139	335,986	342,015
Money market deposits	300,890	306,504	255,237
Certificates of deposit	666,554	525,913	557,688

Total deposits	1,898,142	1,989,197	1,672,538
Borrowings	566,519	566,008	686,508
Mortgage escrow funds and other	39,892	30,008	38,373

Total liabilities	2,504,553	2,585,213	2,397,419
Stockholders’ equity	416,998	399,158	401,923

Total liabilities and stockholders’ equity	$2,921,551	$2,984,371	$2,799,342

Shares of common stock outstanding at period end	39,832,857	39,815,213	40,125,457
Book value per share	$10.47	$10.03	$10.02

Provident New York Bancorp and Subsidiaries

CONSOLIDATED CONDENSED STATEMENTS OF INCOME

(Unaudited, in thousands, except share and per share data)

	Quarter Ended December 31,		Quarter Ended September 30,
	2008	2007	2008
Interest and dividend income:
Loans and loan fees	$25,827	$28,631	$26,532
Securities taxable	7,893	7,916	7,889
Securities non-taxable	1,854	1,634	1,767
Other earning assets	297	664	518

	35,871	38,845	36,706

Interest expense:
Deposits	5,807	8,923	5,449
Borrowings	5,018	7,548	5,720

Total interest expense	10,825	16,471	11,169

Net interest income	25,046	22,374	25,537
Provision for loan losses	2,500	700	2,100

Net interest income after provision for loan losses	22,546	21,674	23,437

Non-interest income:
Deposit fees and service charges	3,138	3,022	3,246
Net gain on sales of securities	331	—	—
Title insurance fees	212	269	300
Bank owned life insurance	513	434	515
Gain on sale of premises and equipment	517	—	—
Investment management fees	608	763	770
Other	452	471	475

Total non-interest income	5,771	4,959	5,306

Non-interest expense:
Compensation and benefits	9,711	8,630	10,109
Stock-based compensation plans	857	996	916
Occupancy and office operations	3,079	2,925	3,125
Advertising and promotion	826	867	710
Professional fees	706	883	751
Data and check processing	565	573	638
Amortization of intangible assets	584	690	611
FDIC insurance and regulatory assessments	431	199	234
ATM/debit card expense	518	501	524
Other	1,958	1,858	1,881

Total non-interest expense	19,235	18,122	19,499

Income before income tax expense	9,082	8,511	9,244
Income tax expense	2,791	2,617	2,749

Net income	$6,291	$5,894	$6,495

Per common share:
Basic earnings	$0.16	$0.15	$0.17
Diluted earnings	0.16	0.15	0.17
Dividends declared	0.06	0.06	0.06
Weighted average common shares:
Basic	38,583,580	39,469,995	38,589,361
Diluted	38,818,569	39,805,026	38,893,860

Selected Financial Condition Data:

(in thousands except share and per share data)

	Three Months Ended
	12/31/08	09/30/08	06/30/08	03/31/08	12/31/07
			(In thousands)
End of Period
Total assets	$2,921,551	$2,984,371	$2,850,554	$2,823,506	$2,799,342
Loans, gross (1)	1,746,605	1,731,553	1,687,851	1,653,638	1,655,437
Securities available for sale	795,017	791,688	777,161	801,784	780,714
Securities held to maturity	50,561	43,013	41,442	35,484	35,573
Bank owned life insurance	48,163	47,650	47,135	41,680	41,252
Goodwill	160,861	160,861	160,861	161,214	161,154
Other amortizable intangibles	7,090	8,329	8,966	9,633	10,324
Other non-earning assets	66,072	67,318	71,108	63,906	58,033
Deposits	1,898,142	1,989,197	1,775,720	1,722,101	1,672,538
Borrowings	566,519	566,008	635,596	664,115	686,508
Equity	416,998	399,158	401,141	408,163	401,923

Average Balances
Total assets	$2,907,948	$2,867,613	$2,822,885	$2,813,448	$2,780,360
Loans, gross:
Real estate- residential mortgage	510,386	513,016	510,383	500,930	499,915
Real estate- commercial mortgage	553,483	552,930	528,308	530,267	537,440
Real estate- construction & land development	176,135	159,698	150,900	153,816	152,615
Commercial and industrial	246,913	244,537	229,122	219,782	210,425
Consumer loans	249,738	241,776	240,488	243,552	243,456
Loans total (1)	1,736,655	1,711,957	1,659,201	1,648,347	1,643,851
Securities (taxable)	647,414	629,322	653,292	661,947	644,336
Securities (non-taxable)	189,316	183,115	177,933	168,968	164,144
Total earning assets	2,582,405	2,535,187	2,503,004	2,494,913	2,467,655
Non earning assets	325,543	332,426	319,881	318,535	312,705
Non-interest bearing checking	380,021	379,679	357,515	370,843	357,246
Interest bearing NOW accounts	231,807	198,621	189,629	169,187	143,396
Total transaction accounts	611,828	578,300	547,144	540,030	500,642
Savings (including mortgage escrow funds)	347,826	371,499	364,763	342,412	348,670
Money market deposits	304,346	302,205	311,120	267,310	259,931
Certificates of deposit	595,595	539,269	545,413	561,935	581,204
Total deposits and mortgage escrow	1,859,595	1,791,273	1,768,440	1,711,687	1,690,447
Total interest bearing deposits	1,479,574	1,411,594	1,410,925	1,340,844	1,333,201
Borrowings	628,988	655,281	629,325	675,150	665,380
Equity	401,104	402,314	405,692	405,326	403,146
Other comprehensive income / (loss) (SFAS 115), reflected in stockholders’ equity	6,597	(5,892)	(2,708)	5,638	1,477

Selected Operating Data:
Condensed Tax Equivalent Income Statement
Interest and dividend income	$35,871	$36,706	$36,066	$37,365	$38,845
Tax equivalent adjustment*	998	951	929	918	880
Interest expense	10,825	11,169	11,878	14,124	16,471

Net interest income (tax equivalent)	26,044	26,488	25,117	24,159	23,254
Provision for loan losses	2,500	2,100	1,400	3,000	700

Net interest income after provision for loan losses	23,544	24,388	23,717	21,159	22,554
Non-interest income	5,771	5,306	5,024	5,753	4,959
Non-interest expense	19,235	19,499	18,955	18,924	18,122

Income before income tax expense	10,080	10,195	9,786	7,988	9,391
Income tax expense (tax equivalent)*	3,789	3,700	3,480	2,905	3,497

Net income	$6,291	$6,495	$6,306	$5,083	$5,894

(1)	Does not reflect allowance for loan losses of $23,645, $23,101, $22,001, $21,413 and $20,325
*	Tax exempt income assumed at a 35% federal rate

	Three Months Ended
	12/31/08	09/30/08	06/30/08	03/31/08	12/31/07
Performance Ratios (annualized)
Return on Average Assets	0.86%	0.90%	0.90%	0.73%	0.84%
Return on Average Equity	6.22%	6.42%	6.25%	5.04%	5.80%
Non-Interest Income to Average Assets	0.79%	0.74%	0.72%	0.82%	0.71%
Non-Interest Expense to Average Assets	2.62%	2.71%	2.70%	2.71%	2.59%
Operating Efficiency Adjusted (2)	60.2%	59.4%	60.8%	63.1%	61.8%

Analysis of Net Interest Income
Yield on:
Loans	5.98%	6.25%	6.30%	6.63%	7.00%
Investment Securities- Tax Equivalent	5.09%	5.19%	5.18%	5.19%	5.12%
Earning Assets- Tax Equivalent	5.66%	5.91%	5.94%	6.17%	6.39%
Cost of:
Interest Bearing Deposits	1.56%	1.54%	1.76%	2.34%	2.66%
Borrowings	3.17%	3.47%	3.64%	3.78%	4.50%
Interest Bearing Liabilities	2.04%	2.15%	2.34%	2.82%	3.27%
Net Interest Tax Equivalent:
Net Interest Rate Spread- Tax Equivalent Basis	3.62%	3.76%	3.60%	3.35%	3.12%
Net Interest Margin- Tax Equivalent Basis	4.00%	4.16%	4.04%	3.89%	3.74%

Capital Information Data
Tier 1 Leverage Ratio- Bank Only	8.32%	8.01%	8.32%	8.14%	8.22%
Tier 1 Risk-Based Capital- Bank Only	228,697	226,054	223,391	215,420	215,920
Total Risk-Based Capital- Bank Only	252,342	249,155	245,392	236,833	236,245
Tangible Capital Consolidated	249,047	229,968	231,314	237,316	231,186
Tangible Capital as a % of Tangible Assets Consolidated	9.04%	8.17%	8.63%	8.95%	8.80%
Shares Outstanding	39,832,857	39,815,213	39,839,335	40,086,491	40,125,457
Shares Repurchased during quarter	13,301	34,122	306,443	147,514	1,116,800
Basic weighted common shares outstanding	38,583,580	38,589,361	38,719,917	38,847,528	39,469,995
Diluted common shares outstanding	38,818,569	38,893,860	39,110,353	39,214,041	39,805,026
Per Common Share:
Basic Earnings	$0.16	$0.17	$0.16	$0.13	$0.15
Diluted Earnings	0.16	0.17	0.16	0.13	0.15
Dividends Paid	0.06	0.06	0.06	0.06	0.06
Book Value	10.47	10.03	10.07	10.18	10.02
Tangible Book Value	6.25	5.78	5.81	5.92	5.76

Asset Quality Measurements
Non-performing loans (NPLs): non-accrual	$13,486	$13,589	$9,595	$9,014	$6,053
Non-performing loans (NPLs): still accruing	4,561	3,289	4,647	4,536	3,317
Non-performing assets (NPAs)	19,821	16,962	14,380	13,688	9,507
Net Charge-offs	1,957	1,001	812	1,912	764
Net Charge-offs as % of average loans (annualized)	0.45%	0.23%	0.20%	0.46%	0.19%
NPLs as % of total loans	1.03%	0.97%	0.84%	0.82%	0.57%
NPAs as % of total assets	0.68%	0.57%	0.50%	0.48%	0.34%
Allowance for loan losses as % of NPLs	131%	137%	154%	158%	217%
Allowance for loan losses as % of total loans	1.35%	1.33%	1.30%	1.29%	1.23%

(2)	The efficiency ratio represents non-interest expense divided by the sum of net interest income and non-interest income. As in the case of net interest income, generally, net interest income as utilized in calculating the efficiency ratio is typically expressed on a tax-equivalent basis. Moreover, most financial institutions, in calculating the efficiency ratio, also adjust both noninterest expense and noninterest income to exclude from these items (as calculated under generally accepted accounting principles) certain component elements, such as non-recurring charges, other real estate expense and amortization of intangibles (deducted from non interest expense) and security transactions and other non-recurring items (excluded from noninterest income). We follow these practices.